Exhibit 10.6

JEFFERSON BANCORP, INC.
FORM 2010 STOCK OPTION AGREEMENT
EMPLOYEES and DIRECTORS

This Stock Option Agreement (“Agreement”) is made and entered into as of the Date of Grant indicated below by and between Jefferson Bancorp, Inc., a Delaware corporation (the “Company”), and the person named below (“Optionee”).

WHEREAS, Optionee is a fulltime employee of the Company or any of its Subsidiaries or a non-employee director of the Company or any of its Subsidiaries; and

WHEREAS, pursuant to the Company’s 2010 Stock Option Plan (the “Plan”), the Committee of the Board of Directors of the Company administering the Plan (the “Committee”) has approved the grant to Optionee of an option to purchase shares of the Company’s common stock, (the “Common Stock”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1. Grant Of Option; Certain Terms and Conditions.  The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the “Option Shares”) at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m. on the Expiration Date indicated below or as earlier provided in this Agreement and shall be subject to all of the terms and conditions set forth in this Agreement (the “Option”).  On each anniversary of the Date of Grant, the option shall become exercisable to purchase, and shall vest with respect to, the number of the Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated below.

Optionee:
Date of Grant:
Number of shares purchasable (“Option Shares”):
Exercise Price per share:
Expiration Date:
Annual Vesting Rate:
Type of Option (Incentive or Non-Qualified)

2. Acceleration and Termination of Option

(a) Termination of Employment.

(i) Retirement.  If Optionee’s service as an Employee (“Employment”) of Company or any of its Subsidiaries is terminated by reason of Optionee’s retirement with the approval of the Committee or in accordance with the Company’s or Subsidiary’s then current retirement policy (“Retirement”), then Optionee’s Option may thereafter be exercised, to the extent it was exercisable on the date of such retirement, until the earlier of 90 days from the date of such termination of Employment and the Expiration Date (the “Option Termination Date”).

(ii) Death.  If Optionee’s Employment by (or other business relationship with) the Company or any of its Subsidiaries is terminated by reason of the death of Optionee, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable by the Optionee on the date of the Optionee’s death, by the legal representative of the Optionee’s estate or by any other person who acquires the right to exercise the Option by reason of such death under the Optionee’s will or the laws of intestate succession, until the earlier of 12 months from the date of death and the Expiration Date (the “Option Termination Date”).

(iii) Disability.  If Optionee’s Employment by (or other business relationship with) the Company or any of its Subsidiaries is terminated by reason of Optionee’s total and permanent disability within the meaning of Section 22(e)(3) of the Code (“Disability”), any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, until the earlier of 12 months from the date of such termination of Employment (or other business relationship) or the Expiration Date (the “Option Termination Date”).  The Committee shall have sole authority and discretion to determine whether an Optionee’s Employment (or other business relationship) has been terminated by reason of Disability.

(iv) Termination for Cause.  If Optionee’s Employment by (or other business relationship with) the Company or any of its Subsidiaries is terminated for Cause, as hereinafter defined, any Option held by such Optionee, including any Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect.  “Cause” shall mean the occurrence of one or more of the following: (i) Optionee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) Optionee engages in a fraudulent act to the damage or prejudice of the Company or any of its Subsidiaries or in conduct or activities damaging to the property, business or reputation of the Company or any of its Subsidiaries, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by Optionee involving malfeasance or negligence in the performance of Optionee’s duties to the Company or any of its Subsidiaries to the material detriment of the Company or any of its Subsidiaries, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by Optionee to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure, or (v) material breach by Optionee of any other agreement with the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion; provided, however, that before making a determination pursuant to items (ii) through (v), the Board shall first give the Optionee 10 days’ prior written notice specifying the Cause proposed to be claimed and an opportunity for the Optionee to be heard at a meeting of the Board.

(v) Other Termination.  If Optionee’s Employment by (or other business relationship with) Company or any of its Subsidiaries is terminated for any reason other than Retirement, death, Disability or Cause, then any Option held by Optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, until the earlier of ninety (90) days from the date of termination of Employment (or other business relationship) and the Expiration Date (the “Option Termination Date”).

(vi) Transfer, Leave of Absence.  For purposes of the Plan, the following events shall not be deemed a termination of Employment:

(A) a transfer to the Employment of the Company from any of its Subsidiaries or from the Company to any of its Subsidiaries, or from one Subsidiary to another; or

(B) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

(b) Death Following Termination of Employment.  Notwithstanding anything to the contrary contained in this Agreement, if Optionee shall die at any time after the termination of his or her Employment and prior to the Option Termination Date of the Option, then the remaining vested portion, if any, of the Option, as of the date of termination of Employment shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

(c) Other Events Causing Acceleration of Option.  The Committee, in its sole discretion, may at any time accelerate the exercisability of all or any portion of any Option for any reason.

(d) Rights of Stockholder.  Optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options. Shares of Common Stock issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan or applicable law and regulation.

(e) Mergers, etc.  Not less than fifteen (15) days prior to (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of all or substantially all the assets of the Company to another person, or (iii) a reverse merger in which the Company is the surviving corporation but (a) the shares of the Company’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or (b) the voting securities of the Company outstanding immediately prior to such event represent less than fifty percent (50%) of the total voting power represented by voting securities of the company surviving such event (a “Terminating Event”) (other than a formation of a holding company, merger or consolidation with a wholly-owned Subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the direct or indirect stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation (or a parent or subsidiary thereof), which assumption will be binding on all Optionees), the Committee shall notify each Optionee of the pendency of the Terminating Event.  Upon delivery of said notice, any Option granted prior to the Terminating Event shall be, notwithstanding the provisions of Section 2 of the Plan, exercisable in full and not only as to those Option Shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan or this Agreement.  Upon the consummation of the Terminating Event, the Plan, this Agreement and any Option or portion thereof not exercised shall terminate unless provision is made in connection with the Terminating Event for assumption of the Plan and/or the Options theretofore granted, or substitution for such Options of new Options covering stock of a successor employer corporation, or a parent or Subsidiary corporation thereof, solely at the option of such successor corporation or parent or Subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

3. Adjustments.  In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, separation, any partial or complete liquidation, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless the terms of such transactions shall provide otherwise or such event shall cause the Option to terminate pursuant to Section 2(e) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option and the Exercise Price per share specified herein; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.  No fractional shares of Common Stock shall be issued under the Plan and this Agreement resulting from any such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares.

4. Exercise.  The Option shall be exercisable during Optionee’s lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee’s death only by the person or entity entitled to do so under Optionee’s last will and testament or applicable intestate law.  Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased.  Payment of the purchase price shall be made in full concurrently with such exercise by (i) cash or certified check payable to the Company, (ii) if the Company is not then prohibited from purchasing or acquiring shares of Common Stock, with shares of Common Stock that have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (c) through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company or (d) any combination of the foregoing.  The delivery of certificates representing the shares of Common Stock to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option or applicable provisions of laws.

5. Annual Limit on Incentive Stock Options.  Section 422 of the Code requires for “incentive stock option” treatment that the aggregate fair market value, as defined hereinafter, of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or any of its Subsidiaries become exercisable for the first time by a Optionee during any calendar year shall not exceed $100,000.  To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.  In the event the $100,000 limit is exceeded, the Optionee may designate in writing to the Committee whether Optionee is exercising the Incentive Stock Option portion or the Non-Qualified Stock Option portion.  In the absence of such written designation, the Incentive Stock Option portion shall be deemed exercised first to the extent thereof.  “Fair Market Value” shall mean the market price of the Common Stock on the applicable date, determined by the Committee in good faith using any reasonable method.

6. Payment of Withholding Taxes.  As a condition to the exercise of an Option, Optionee shall, no later than the date as of which the value of an Option or of any Common Stock or other amounts received thereunder first becomes includable in the gross income of the Optionee for federal income tax purposes, pay to the Company, or make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding taxes of any kind required by law to be withheld.  The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option or Option Shares by having the Company withhold a portion of any Option Shares that otherwise would be issued to him or her.  Such shares of Common Stock or Option Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

7. Tax Consequences.  Optionee shall rely solely on his or her own tax advisors concerning the Option and its tax consequences.

8. Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 1826 Jefferson Place, N.W., Washington, D.C. 20036, Attention: Secretary, Jefferson Bancorp, Inc., or to Optionee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

9. Notice of Disqualifying Disposition of Incentive Stock Option Shares.  To the extent this Option is an Incentive Stock Option, if Optionee sells or otherwise disposes of any of the Option Shares acquired pursuant to the Incentive Stock Option on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Optionee upon exercise of this Option, then Optionee shall immediately notify the Company in writing of such disposition.

10. Compliance with Other Laws and Regulations.  Notwithstanding anything to the contrary in this Agreement, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required including the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or any quotation system on which the Company’s Common Stock may then be listed.  The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

11. Limited Liability.  The Company and any of its Subsidiaries or affiliates which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

(a) The Non-Issuance of Shares.  The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences.  Any tax consequence expected, but not realized, by any Optionee or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Options granted hereunder.

12. Nontransferability.  No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee, provided, however, and to the extent permitted by applicable law and regulation, Non-Statutory Stock Options may be transferred for no value to any inter vivos or terminating trust, which shall agree in writing to be bound by the terms of this Agreement and the Plan, established for estate planning purposes for the sole and exclusive benefit of such owner of the Option, one (1) or more members of such owner’s family that are related to such owner by blood (which members shall include, without limitation, the spouse, adopted children, and stepchildren of such owner) and/or any other lineal descendants of such owner and in which such owner is a trustee thereof.

13. Plan.

(a) Terms and Conditions.  The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee’s rights under this Agreement; provided, however, that the Board may amend the Plan at any time pursuant to Section 10(a)(ii) of the Plan, to take effect retroactively or otherwise, without the consent of the Optionee.  The interpretation and construction by the Administrator of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Administrator for the purpose of administering the Plan shall be final and binding upon Optionee.  Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

(b) Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meaning assigned to these terms in the Plan.

(c) Conflict with Plan.  This Option is granted pursuant to the Plan, the provisions of which are incorporated into this Agreement by reference, and, in the event any conflict between this Agreement and the Plan exists, the terms of the Plan shall govern.

14. Amendments and Termination.  The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Option (or provide substitute Options at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Option if it were then initially granted under this Plan) for any lawful purpose, but no such action shall adversely affect rights under any outstanding Option without the holder’s consent.  Notwithstanding the immediately preceding sentence, but subject to any stockholder approval requirements imposed by applicable law, the Committee may amend or cancel this Agreement, to take effect retroactively or otherwise, without the consent of the Optionee as deemed necessary or advisable for the purpose of conforming this Agreement to, or exempting it from, Sections 162(m), 409A and/or 422 of the Code and/or any other present or future law relating to the Plan and/or this Agreement and to the administrative regulations and rulings promulgated thereunder.

15. Stockholder Rights.  No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement and the Plan.  With respect to the portion of any Option which has not been exercised and any payments in cash, Common Stock or other consideration not received by a Optionee, a Optionee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Option or Options.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Common Stock or make payments with respect to Options hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

16. Employment or Contract Rights.  No provision of this Agreement or of the Option granted hereunder shall (i) confer upon Optionee any right to continue in the employ of or contract with the Company or any of its Subsidiaries, (ii) affect the right of the Company and any of its Subsidiaries to terminate the Employment or contract of Optionee, with or without cause, or (iii) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Subsidiaries other than the Plan.  Optionee hereby acknowledges and agrees that the Company and any of its Subsidiaries may terminate the Employment or contract of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company or such Subsidiary are parties to a written employment agreement that expressly provides otherwise.

17. General Provisions.

(a) Delivery Of Stock Certificates. Delivery of stock certificates to Optionee under this Agreement shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Optionee, at the Optionee’s last known address on file with the Company.

(b) Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Performance-Based Compensation.  For purposes of Section 162(m)(4)(c) of the Code and Treasury Regulation Section 1.162-27(e)(2)(vi), the amount of compensation a Optionee may receive under a Option is based solely on an increase in the value of the Common Stock after the date of the grant or award of an Option.

(d) Regulatory Requirement.  The bank’s primary regulator may require plan participants to exercise or forfeit their stock rights in the event the bank becomes critically undercapitalized as defined in 12 C.F.R. § 565.4, or receives a capital directive under 12 C.F.R. §565.7.

(e) Entire Agreement.  The Plan is incorporated herein by reference.  This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

(f) Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

18. Governing Law.  This Agreement and the Option granted hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware except to the extent such law is preempted by applicable federal law.

19. Acceptance.  Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement.  Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Option Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

JEFFERSON BANCORP, INC.

By:
Name:
Title:

OPTIONEE

By:
Name:

Printed Name

Street Address

City, State and Zip Code

Social Security Number